Exhibit 99.1

April 29, 2024
FOR IMMEDIATE RELEASE

HEARTLAND FINANCIAL USA, INC. (“HTLF”) REPORTS QUARTERLY RESULTS AS OF MARCH 31, 2024

First Quarter Highlights
◾	Quarterly net income available to common stockholders of $49.7 million or $1.16 per common share
◾
Adjusted earnings available to common stockholders of $52.4 million or $1.22 adjusted diluted earnings per common share, which excludes $1.4 million of acquisition, integration and restructuring costs and $2.0 million of FDIC special assessment expense

◾	Common equity ratio increased to 9.76%; Tangible common equity ratio (non-GAAP) improved 35 basis points to 6.88%
◾	Net interest margin, full tax-equivalent (non-GAAP) increased to 3.57% for the quarter ended March 31, 2024 from 3.52% for the quarter ended December 31, 2024
◾	Annualized loan yield increased to 6.63% for the quarter ended March 31, 2024 from 6.49% for the quarter ended December 31, 2024
◾	Annualized cost of deposits stable at 2.11%
◾	Customer deposit growth of $9.2 million, excluding the impact of Rocky Mountain Bank deposits, while wholesale and institutional deposits decreased $312.4 million
◾	Nonperforming assets decreased $12.5 million or 11% to 0.51% of total assets

	For the Quarter Ended
	3/31/2024	12/31/2023	3/31/2023
Earnings Summary:
Net income/(loss) available to common stockholders (in millions)	$ 49.7	$ (72.4)	$ 50.8
Diluted earnings/(loss) per common share	1.16	(1.69)	1.19
Return on average assets	1.08%	(1.42)%	1.06%
Return on average common equity	10.90	(16.61)	12.43
Return on average tangible common equity (non-GAAP)(1)	16.49	(24.89)	20.03
Net interest margin	3.52	3.47	3.36
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.57	3.52	3.40
Efficiency ratio	62.46	293.86	60.94
Adjusted efficiency ratio, fully-tax equivalent (non-GAAP)(1)	58.77	59.31	57.16

Adjusted Earnings Summary (1):
Adjusted earnings available to common stockholders (in millions)	$ 52.4	$ 45.6	$ 53.7
Adjusted diluted earnings per common share	1.22	1.06	1.26
Adjusted annualized return on average assets	1.13%	0.96%	1.12%
Adjusted annualized return on average common equity	11.50	10.46	13.16
Adjusted annualized return on average tangible common equity	17.38	16.38	21.17
(1) Refer to “Non-GAAP Measures” in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

“HTLF delivered another solid quarter.  We grew customer deposits while continuing to pay down high cost wholesale deposits and our credit quality remains stable.  The announced sale of Rocky Mountain Bank in Montana aligns with HTLF 3.0, our connected set of initiatives that will drive efficiency, enhance EPS growth, deliver higher return on assets and more efficient use of capital.  We intend to strategically reinvest sales proceeds in talent, technology and our other markets where we have the greatest growth potential.”

Bruce K. Lee, President and Chief Executive Officer, HTLF

Denver, Monday, April 29, 2024-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended March 31, 2024, compared to the quarter ended March 31, 2023:
•	Net income available to common stockholders of $49.7 million compared to $50.8 million, a decrease of $1.1 million or 2%.
•	Earnings per diluted common share of $1.16 compared to $1.19, a decrease of $0.03 or 3%.
•	Adjusted earnings available to common stockholders of $52.4 million or $1.22 per diluted common share compared to $53.7 million or $1.26 per diluted common share.
•	Net interest income of $154.2 million compared to $152.2 million, an increase of $2.0 million or 1%.
•	Return on average assets was 1.08% compared to 1.06%.
•	Return on average common equity was 10.90% compared to 12.43%.
•	Return on average tangible common equity (non-GAAP) was 16.49% compared to 20.03%.

HTLF 3.0 Highlights

HTLF’s new strategic plan, HTLF 3.0, was announced and initiated in the fourth quarter of 2023.  HTLF 3.0’s initiatives include:
•	Investing in growth through banker expansion and talent acquisition in the Central Valley of California, Denver, Kansas City, Milwaukee, Minneapolis, and Phoenix.
•	Expanding Treasury Management products and capabilities.
•	Creation of consumer and small business digital platforms.
•	Footprint and facilities optimization, with a focus on efficient return on capital.

In the quarter we took the following actions as part of HTLF 3.0:
•	Reduced wholesale and institutional deposits by $312.4 million.
•	Announced sale of Rocky Mountain Bank division.
•	Completed key hires and promotions in wealth management and commercial and middle market banking.

Rocky Mountain Bank Sale

HTLF Bank has signed definitive agreements to sell all nine Rocky Mountain Bank branches in Montana along with all associated deposits and certain related assets to two purchasers. Per the terms of the agreements, six branches will be sold to Glacier Bank and three branches will be sold to Stockman Bank of Montana. Loans of $352.7 million, deposits of $596.3 million and fixed assets of $13.2 million have been moved to available for sale categories as of March 31, 2024. The transactions are expected to close early in the third quarter of this year with an estimated pre-tax premium of $30-$35 million based upon current deposit balances.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.52% (3.57% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2024 compared to 3.47% (3.52% on a fully tax-equivalent basis, non-GAAP) for the fourth quarter of 2023, and 3.36% (3.40% on a fully tax-equivalent basis, non-GAAP) for the first quarter of 2023.

Total interest income and average earning asset changes for the first quarter of 2024 compared to the first quarter of 2023 were:
•	Total interest income was $251.7 million compared to $217.0 million, an increase of $34.7 million or 16% and primarily attributable to an increase in yields on average earning assets.
•	Total interest income on a tax-equivalent basis (non-GAAP) was $253.7 million, an increase of $34.5 million or 16% from $219.2 million.

•	Average earning assets decreased $795.6 million or 4% to $17.60 billion compared to $18.39 billion.
•	The average rate on earning assets increased 97 basis points to 5.80% from 4.83%, primarily due to recent interest rate increases.

Total interest expense and average interest bearing liability changes for the first quarter of 2024 compared to the first quarter of 2023 were:
•	Total interest expense was $97.5 million, an increase of $32.7 million from $64.8 million, due to increases in the average interest rate paid and the average balance of interest bearing liabilities.
•	The average interest rate paid on interest bearing liabilities increased 102 basis points to 3.11% from 2.09%.
•	Average interest bearing deposits decreased $395.8 million or 3% to $11.59 billion from $11.99 billion.
•	The average interest rate paid on interest bearing deposits increased 100 basis points to 2.92% from 1.92%.
•	Average borrowings increased $421.3 million or 71% to $1.02 billion from $594.7 million, and the average interest rate paid on borrowings was 5.29% compared to 5.37%.

Net interest income changes for the first quarter of 2024 compared to the first quarter of 2023 were:
•	Net interest income totaled $154.2 million compared to $152.2 million, an increase of $2.0 million or 1%.
•	Net interest income on a tax-equivalent basis (non-GAAP) totaled $156.2 million compared to $154.4 million, an increase of $1.8 million or 1%.

Noninterest Income and Noninterest Expense

Total noninterest income was $27.7 million during the first quarter of 2024 compared to $30.0 million during the first quarter of 2023, a decrease of $2.3 million or 8%. Significant changes within the noninterest income category for the first quarter of 2024 compared to the first quarter of 2023 were:
•
Trust fees decreased $614,000 or 11% to $5.0 million from $5.7 million, primarily attributable to reduced retirement plan services income following the sale of the recordkeeping and administrative functions of HTLF Retirement Plan Services in May of 2023.

•	Capital market fees decreased $1.6 million or 64% to $891,000 from $2.4 million due to lower capital markets activity.
•	Net security gains totaled $58,000 compared to net losses of $1.1 million.
•
Net gains on sales of loans held for sale decreased $1.7 million or 94% to $104,000 from $1.8 million, primarily attributable to a decrease in residential mortgage loans sold to the secondary market as HTLF exited mortgage loan originations through PrimeWest.

•
Other noninterest income increased $884,000 or 60% to $2.3 million compared to $1.5 million. HTLF recorded $715,000 of income on assets associated with its deferred compensation plan which was largely offset with additional salaries and benefits expenses.

Total noninterest expense was $113.6 million during the first quarter of 2024 compared to $111.0 million during the first quarter of 2023, which was an increase of $2.6 million or 2%. Significant changes within the noninterest expense category for the first quarter of 2024 compared to the first quarter of 2023 were:
•
Salaries and employee benefits totaled $64.0 million compared to $62.1 million, an increase of $1.8 million or 3%. The increase was attributable to higher benefit costs including incentive compensation and retirement plans partially offset by a reduction of full-time equivalent employees. Full-time equivalent employees totaled 1,888 compared to 1,991, a decrease of 103 or 5%.

•	Other professional fees totaled $15.5 million compared to $12.8 million, an increase of $2.7 million or 21% which was primarily driven by increases in consulting and legal expenses.
•
FDIC insurance assessments totaled $5.0 million compared to $3.3 million, an increase of $1.7 million due to a special assessment expense of $2.0 million. This special assessment is in addition to the $8.1 million HTLF recorded in the fourth quarter of 2023 based upon additional FDIC expected losses.

•	Other noninterest expenses totaled $14.1 million compared to $15.4 million, a decrease of $1.3 million or 9% in conjunction with HTLF’s 3.0 efficiency efforts.

The effective tax rate was 23.17% for the first quarter of 2024 compared to 22.50% for first quarter of 2023. The following items impacted the first quarter 2024 and 2023 tax calculations:
•	Various tax credits of $935,000 compared to $969,000.
•	Tax expense of $1.3 million compared to $929,000 resulting from the disallowed interest expense related to tax-exempt loans and securities, aligning with increases in total interest expense.
•	Tax-exempt interest income as a percentage of pre-tax income of 11.08% compared to 12.20%.

Total Assets, Total Loans and Total Deposits

Total assets were $19.13 billion at March 31, 2024, a decrease of $278.9 million or 1% from $19.41 billion at year-end 2023. Securities represented 28% and 29% of total assets at March 31, 2024, and December 31, 2023, respectively.

Total loans held to maturity were $11.64 billion at March 31, 2024, compared to $12.07 billion at December 31, 2023, which was a decrease of $424.0 million or 4%. Excluding the impact of the transfer of $352.7 million of loans to held for sale related to the planned sale of Rocky Mountain Bank, loans held to maturity decreased $71.3 million or 1%.

Significant changes by loan category at March 31, 2024 compared to December 31, 2023 included:
•
Commercial and business lending, which includes commercial and industrial, PPP and owner occupied commercial real estate loans, decreased $200.7 million or 3% to $6.09 billion compared to $6.29 billion. Excluding the decrease related to Rocky Mountain Bank, commercial and business lending decreased $41.0 million or 1%.

•
Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, decreased $28.8 million or 1% to $3.54 billion compared to $3.57 billion. Excluding the decrease related to Rocky Mountain Bank, commercial real estate lending increased $35.7 million or 1%.

•
Agricultural and agricultural real estate loans decreased $109.3 million or 12% to $809.9 million compared to $919.2 million. Excluding the decrease related to Rocky Mountain Bank, agricultural and agricultural real estate loans decreased $46.5 million or 5%.

•
Residential mortgage loans decreased $41.8 million or 5% to $756.0 million compared to $797.8 million. Excluding the decrease related to Rocky Mountain Bank, residential mortgage loans decreased $9.9 million or 1%.

Total deposits were $15.30 billion as of March 31, 2024, compared to $16.20 billion at December 31, 2023, which was a decrease of $899.5 million or 6%. Excluding the impact of the transfer of $596.3 million of deposits to held for sale related to the planned sale of Rocky Mountain Bank, deposits decreased $303.2 million or 2%.

Total customer deposits were $14.27 billion as of March 31, 2024 compared to $14.86 billion at December 31, 2023, which was a decrease of $587.1 million or 4%. Excluding the impact of the transfer of $596.3 million of deposits to held for sale related to the planned sale of Rocky Mountain Bank, customer deposits increased $9.2 million. Significant customer deposit changes by category at March 31, 2024, compared to December 31, 2023, included:
•
Customer demand deposits decreased $235.9 million or 5% to $4.26 billion compared to $4.50 billion. Excluding the decrease related to Rocky Mountain Bank, customer demand deposits decreased $91.9 million or 2%.

•
Customer savings deposits decreased $141.3 million or 2% to $8.27 billion compared to $8.41 billion. Excluding the decrease related to Rocky Mountain Bank, customer savings deposits increased $189.0 million or 2%.

•
Customer time deposits decreased $209.9 million or 11% to $1.73 billion compared to $1.94 billion. Excluding the decrease related to Rocky Mountain Bank, customer time deposits decreased $87.9 million or 5%.

Total wholesale and institutional deposits were $1.03 billion as of March 31, 2024, which was a decrease of $312.4 million or 23% from $1.35 billion at December 31, 2023. Significant wholesale and institutional deposit changes by category at March 31, 2024 compared to December 31, 2023 included:
•	Wholesale and institutional savings deposits increased $4.9 million or 1% to $399.3 million compared to $394.4 million.
•	Wholesale time deposits decreased $317.3 million or 33% to $633.6 million compared to $950.9 million.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the first quarter of 2024 was $3.7 million, an increase of $1.5 million from $2.2 million recorded in the first quarter of 2023.

The allowance for credit losses for loans totaled $123.9 million at March 31, 2024 and $122.6 million at December 31, 2023. The following items impacted the allowance for credit losses for loans at March 31, 2024:
•
Provision expense for the three months ended March 31, 2024, totaled $3.7 million. The provision expense reflected a benefit of $2.0 million for the impact of the Rocky Mountain Bank loans transferred to the available for sale category.

•	Net charge-offs of $2.3 million were recorded for the first three months of 2024.

Provision and Allowance for Credit Losses for Unfunded Commitments
The allowance for unfunded commitments decreased $2.7 million or 16% to $13.8 million at March 31, 2024, from $16.5 million at December 31, 2023, largely due to a reduction of $105.7 million in unfunded commitments for construction loans, which carry the highest loss rate. Total unfunded commitments decreased $88.1 million or 2% to $4.54 billion at March 31, 2024 compared to $4.63 billion at December 31, 2023.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $986,000 for the first quarter of 2024 compared to $3.1 million for the first quarter of 2023. The total allowance for lending related credit losses was $137.7 million or 1.18% of total loans at March 31, 2024, compared to $139.0 million or 1.15% of total loans as of December 31, 2023.

Nonperforming Assets

Nonperforming assets decreased $12.5 million or 11% to $98.0 million or 0.51% of total assets at March 31, 2024, compared to $110.5 million or 0.57% of total assets at December 31, 2023. Nonperforming loans were $95.4 million or 0.82% of total loans at March 31, 2024, compared to $97.9 million or 0.81% of total loans at December 31, 2023. At March 31, 2024, loans delinquent 30-89 days were 0.31% of total loans compared to 0.09% of total loans at December 31, 2023. The increase in the 30-89 day delinquencies was primarily associated with a single $19.9 million construction loan that is currently in process of being sold by owners. Other real estate owned, net, decreased $10.0 million or 79% to $2.6 million at March 31, 2024 from $12.5 million at December 31, 2023. HTLF added one property with a book value of $11.3 million to other real estate during the third quarter of 2023 which was sold in the first quarter of 2024.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles (“GAAP”). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company’s financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies’ non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management’s reason for including each measure and the method of calculating each measure:
•
Adjusted earnings available to common stockholders, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability net income available to common stockholders as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.

•
Adjusted annualized return on average assets, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.

•
Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.

•
Adjusted efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.

•
Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. Net interest margin, fully tax equivalent, is net interest income adjusted for the tax-favored status of certain loans and securities divided by average earning assets.

•
Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•
Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.

•
Adjusted annualized return on average common equity, adjusts net income for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.

•
Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

•
Adjusted annualized return on average tangible common equity, adjusts net income available to common stockholders for the loss from sale of securities, and other non-operating expenses as well as the tax effect of those transactions. Management believes this measure enhances the comparability of annualized return on average assets as it reflects adjustments commonly made by management, investors and analysts to evaluate the ongoing operations and enhance comparability with the results of prior periods.

•
Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.

Change in Conference Call

As a result of today’s announcement that HTLF has entered into a merger agreement with UMB Financial Corporation (“UMB”) and a wholly-owned subsidiary of UMB, HTLF has cancelled the previously announced HTLF conference call scheduled for 5:00 p.m. EDT on Wednesday May 1, 2024, to discuss the Company’s performance for the first quarter of 2024.

About HTLF

Heartland Financial USA, Inc., is a Denver, Colorado-based bank holding company operating under the brand name HTLF, with assets of $19.13 billion as of March 31, 2024. HTLF’s banks serve communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company’s operations or performance. These forward-looking statements are generally identified by the use of the words such as “believe”, “expect”, “intent”, “anticipate”, “plan”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “may”, “view”, “opportunity”, “potential”, or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF’s reports filed with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, include, among others:
•
Economic and Market Conditions Risks, including risks related to the deterioration of the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics and governmental measures addressing them, climate change and climate-related regulations, persistent inflation, higher interest rates, supply chain issues, labor shortages, terrorist threats or acts of war;

•
Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF’s borrowers, changes in asset and collateral values due to climate and other borrower industry risks, which may impact the provision for credit losses and net charge-offs;

•	Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•	Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•	Strategic and External Risks, including economic, political, and competitive forces impacting our business;
•	Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•	Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect HTLF’s business, financial condition and results of operations. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in HTLF’s filings with the SEC.

-FINANCIAL TABLES FOLLOW-
###

CONTACT:
Kevin L. Thompson
Executive Vice President
Chief Financial Officer
(563) 589-1994
kthompson@htlf.com

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Three Months Ended March 31,
	2024	2023
Interest Income
Interest and fees on loans	$ 195,661	$ 153,843
Interest on securities:
Taxable	47,014	55,976
Nontaxable	6,041	6,028
Interest on federal funds sold	—	—
Interest on deposits with other banks and short-term investments	3,006	1,131
Total Interest Income	251,722	216,978
Interest Expense
Interest on deposits	84,134	56,898
Interest on borrowings	7,524	2,422
Interest on term debt	5,849	5,446
Total Interest Expense	97,507	64,766
Net Interest Income	154,215	152,212
Provision for credit losses	986	3,074
Net Interest Income After Provision for Credit Losses	153,229	149,138
Noninterest Income
Service charges and fees	17,063	17,136
Loan servicing income	131	714
Trust fees	5,043	5,657
Brokerage and insurance commissions	754	696
Capital markets fees	891	2,449
Securities gains (losses), net	58	(1,104)
Unrealized gain/(loss) on equity securities, net	95	193
Net gains on sale of loans held for sale	104	1,831
Income on bank owned life insurance	1,177	964
Other noninterest income	2,347	1,463
Total Noninterest Income	27,663	29,999
Noninterest Expense
Salaries and employee benefits	63,955	62,149
Occupancy	7,263	7,209
Furniture and equipment	2,337	2,915
Professional fees	15,531	12,797
FDIC insurance assessments	4,969	3,279
Advertising	1,358	1,985
Core deposit intangibles amortization	1,492	1,788
Other real estate and loan collection expenses, net	512	155
(Gain) loss on sales/valuations of assets, net	214	1,115
Acquisition, integration and restructuring costs	1,375	1,673
Partnership investment in tax credit projects	494	538
Other noninterest expenses	14,095	15,440
Total Noninterest Expense	113,595	111,043
Income Before Income Taxes	67,297	68,094
Income taxes	15,590	15,318
Net Income/(Loss)	51,707	52,776
Preferred dividends	(2,013)	(2,013)
Net Income/(Loss) Available to Common Stockholders	$ 49,694	$ 50,763
Earnings/(loss) per common share-diluted	$ 1.16	$ 1.19
Weighted average shares outstanding-diluted	42,915,768	42,742,878

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest Income
Interest and fees on loans	$ 195,661	$ 192,861	$ 182,394	$ 168,899	$ 153,843
Interest on securities:
Taxable	47,014	54,573	54,800	58,172	55,976
Nontaxable	6,041	6,278	6,584	6,378	6,028
Interest on federal funds sold	—	—	3	—	—
Interest on deposits with other banks and short-term investments	3,006	2,174	1,651	2,051	1,131
Total Interest Income	251,722	255,886	245,432	235,500	216,978
Interest Expense
Interest on deposits	84,134	88,071	92,744	81,975	56,898
Interest on borrowings	7,524	5,874	1,167	848	2,422
Interest on term debt	5,849	5,804	5,765	5,545	5,446
Total Interest Expense	97,507	99,749	99,676	88,368	64,766
Net Interest Income	154,215	156,137	145,756	147,132	152,212
Provision for credit losses	986	11,738	1,516	5,379	3,074
Net Interest Income After Provision for Credit Losses	153,229	144,399	144,240	141,753	149,138
Noninterest Income
Service charges and fees	17,063	18,708	18,553	19,627	17,136
Loan servicing income	131	158	278	411	714
Trust fees	5,043	4,905	4,734	5,419	5,657
Brokerage and insurance commissions	754	729	692	677	696
Capital markets fees	891	1,676	1,845	4,037	2,449
Securities gains (losses), net	58	(140,007)	(114)	(314)	(1,104)
Unrealized gain/(loss) on equity securities, net	95	75	13	(41)	193
Net gains on sale of loans held for sale	104	94	905	1,050	1,831
Income on bank owned life insurance	1,177	729	858	1,220	964
Other noninterest income	2,347	1,132	619	407	1,463
Total Noninterest Income	27,663	(111,801)	28,383	32,493	29,999
Noninterest Expense
Salaries and employee benefits	63,955	64,766	62,262	62,099	62,149
Occupancy	7,263	6,509	6,438	6,691	7,209
Furniture and equipment	2,337	2,901	2,720	3,063	2,915
Professional fees	15,531	17,060	13,616	15,194	12,797
FDIC insurance assessments	4,969	10,313	3,313	3,035	3,279
Advertising	1,358	1,677	1,633	3,052	1,985
Core deposit intangibles amortization	1,492	1,611	1,625	1,715	1,788
Other real estate and loan collection expenses, net	512	505	481	348	155
(Gain) loss on sales/valuations of assets, net	214	2,072	108	(3,372)	1,115
Acquisition, integration and restructuring costs	1,375	4,365	2,429	1,892	1,673
Partnership investment in tax credit projects	494	3,573	1,136	154	538
Other noninterest expenses	14,095	14,933	15,292	15,575	15,440
Total Noninterest Expense	113,595	130,285	111,053	109,446	111,043
Income Before Income Taxes	67,297	(97,687)	61,570	64,800	68,094
Income taxes	15,590	(27,324)	13,479	15,384	15,318
Net Income/(Loss)	51,707	(70,363)	48,091	49,416	52,776
Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Net Income/(Loss) Available to Common Stockholders	$ 49,694	$ (72,375)	$ 46,078	$ 47,404	$ 50,763
Earnings/(loss) per common share-diluted	$ 1.16	$ (1.69)	$ 1.08	$ 1.11	$ 1.19
Weighted average shares outstanding-diluted	42,915,768	42,838,405	42,812,563	42,757,603	42,742,878

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Assets
Cash and due from banks	$ 208,176	$ 275,554	$ 248,756	$ 317,303	$ 274,354
Interest bearing deposits with other banks and short-term investments	236,190	47,459	99,239	82,884	87,757
Cash and cash equivalents	444,366	323,013	347,995	400,187	362,111
Time deposits in other financial institutions	1,240	1,240	1,490	1,490	1,740
Securities:
Carried at fair value	4,418,222	4,646,891	5,482,687	5,798,041	6,096,657
Held to maturity, at cost	841,055	838,241	835,468	834,673	832,098
Other investments, at cost	68,524	91,277	90,001	72,291	72,364
Loans held for sale	352,744	5,071	6,262	14,353	10,425
Loans:
Held to maturity	11,644,641	12,068,645	11,872,436	11,717,974	11,495,353
Allowance for credit losses	(123,934)	(122,566)	(110,208)	(111,198)	(112,707)
Loans, net	11,520,707	11,946,079	11,762,228	11,606,776	11,382,646
Premises, furniture and equipment, net	176,582	181,070	187,436	190,420	191,267
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit intangibles, net	16,923	18,415	20,026	21,651	23,366
Cash surrender value on life insurance	197,671	197,085	196,694	195,793	194,419
Other real estate, net	2,590	12,548	14,362	2,677	7,438
Other assets	516,198	574,772	609,139	510,359	432,008
Total Assets	$ 19,132,827	$ 19,411,707	$ 20,129,793	$ 20,224,716	$ 20,182,544
Liabilities and Equity
Liabilities
Deposits:
Demand	$ 4,264,390	$ 4,500,304	$ 4,792,813	$ 4,897,858	$ 5,119,554
Savings	8,669,221	8,805,597	8,754,911	8,772,596	9,256,609
Time	2,368,555	2,895,813	3,553,269	3,993,089	3,305,183
Total deposits	15,302,166	16,201,714	17,100,993	17,663,543	17,681,346
Deposits held for sale	596,328	—	—	—	—
Borrowings	650,033	622,255	392,634	44,364	92,337
Term debt	372,652	372,396	372,059	372,403	372,097
Accrued expenses and other liabilities	232,815	282,225	438,577	285,416	207,359
Total Liabilities	17,153,994	17,478,590	18,304,263	18,365,726	18,353,139
Stockholders’ Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,784	42,688	42,656	42,645	42,559
Capital surplus	1,093,207	1,090,740	1,088,267	1,087,358	1,084,112
Retained earnings	1,178,330	1,141,501	1,226,740	1,193,522	1,158,948
Accumulated other comprehensive income/(loss)	(446,193)	(452,517)	(642,838)	(575,240)	(566,919)
Total Equity	1,978,833	1,933,117	1,825,530	1,858,990	1,829,405
Total Liabilities and Equity	$ 19,132,827	$ 19,411,707	$ 20,129,793	$ 20,224,716	$ 20,182,544

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Assets	$ 19,296,638	$ 19,667,825	$ 20,207,920	$ 20,221,511	$ 20,118,005
Loans, net of unearned	12,021,930	11,938,272	11,800,064	11,625,442	11,378,078
Deposits	16,042,402	16,709,394	17,507,813	17,689,138	17,505,867
Customer deposits	14,816,652	14,969,948	14,699,235	14,655,535	15,123,181
Earning assets	17,597,068	17,853,957	18,439,010	18,523,552	18,392,649
Interest-bearing liabilities	12,607,745	12,721,680	13,158,631	13,209,794	12,582,234
Common equity	1,832,959	1,729,086	1,746,818	1,727,013	1,655,860
Total stockholders’ equity	1,943,664	1,839,791	1,857,523	1,837,718	1,766,565
Tangible common equity (non-GAAP)(1)	1,239,313	1,133,888	1,149,992	1,128,527	1,055,617

Key Performance Ratios
Annualized return on average assets	1.08%	(1.42)%	0.94%	0.98%	1.06%
Adjusted annualized return on average assets (non-GAAP)(1)	1.13	0.96	0.98	0.96	1.12
Annualized return on average common equity (GAAP)	10.90	(16.61)	10.47	11.01	12.43
Adjusted annualized return on average common equity (non-GAAP)(1)	11.50	10.46	10.92	10.80	13.16
Annualized return on average tangible common equity (non-GAAP)(1)	16.49	(24.89)	16.32	17.31	20.03
Adjusted annualized return on average tangible common equity (non-GAAP)(1)	17.38	16.38	17.02	17.00	21.17
Annualized ratio of net charge-offs/(recoveries) to average loans	0.08	0.01	0.12	0.32	(0.04)
Annualized net interest margin (GAAP)	3.52	3.47	3.14	3.19	3.36
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.57	3.52	3.18	3.23	3.40
Annualized cost of deposits	2.11	2.09	2.10	1.86	1.32
Efficiency ratio (GAAP)	62.46	293.86	63.77	60.93	60.94
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)(1)	58.77	59.31	59.95	59.88	57.16
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.37	2.63	2.18	2.17	2.24
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.25	2.23	2.08	2.16	2.14

(1) Refer to “Non-GAAP Measures” in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Common Share Data
Book value per common share	$43.66	$42.69	$40.20	$41.00	$40.38
Tangible book value per common share (non-GAAP)(1)	29.81	28.77	26.23	26.98	26.30
ASC 320 effect on book value per common share	(11.18)	(11.00)	(16.27)	(14.04)	(13.35)

Common shares outstanding, net of treasury stock	42,783,670	42,688,008	42,656,303	42,644,544	42,558,726

Capital Ratios
Common equity ratio	9.76%	9.39%	8.52%	8.64%	8.52%
Tangible common equity ratio (non-GAAP)(1)	6.88	6.53	5.73	5.86	5.72
Tier 1 leverage ratio	9.84	9.44	9.59	9.40	9.25
Common equity tier 1 ratio(2)	11.40	10.97	11.37	11.33	11.28
Total risk based capital ratio(2)	14.99	14.53	14.90	14.93	14.98

Other Selected Trend Information
Effective tax rate	23.17%	27.97%	21.89%	23.74%	22.50%
Full time equivalent employees	1,888	1,970	1,965	1,966	1,991

Loans Held to Maturity
Commercial and industrial	$3,545,051	$3,652,047	$3,591,809	$3,590,680	$3,498,345
Paycheck Protection Program (“PPP”)	2,172	2,777	3,750	4,139	8,258
Owner occupied commercial real estate	2,545,033	2,638,175	2,429,659	2,398,698	2,312,538
Commercial and business lending	6,092,256	6,292,999	6,025,218	5,993,517	5,819,141
Non-owner occupied commercial real estate	2,495,068	2,553,711	2,656,358	2,530,736	2,421,341
Real estate construction	1,041,583	1,011,716	1,029,554	1,013,134	1,102,186
Commercial real estate lending	3,536,651	3,565,427	3,685,912	3,543,870	3,523,527
Total commercial lending	9,628,907	9,858,426	9,711,130	9,537,387	9,342,668
Agricultural and agricultural real estate	809,876	919,184	842,116	839,817	810,183
Residential mortgage	756,021	797,829	813,803	828,437	841,084
Consumer	449,837	493,206	505,387	512,333	501,418
Total loans held to maturity	$11,644,641	$12,068,645	$11,872,436	$11,717,974	$11,495,353

Total unfunded loan commitments	$4,537,718	$4,625,768	$4,813,798	$4,905,147	$4,867,925

Deposits
Demand-customer	$4,264,390	$4,500,304	$4,792,813	$4,897,858	$5,119,554
Savings-customer	8,269,956	8,411,240	8,190,430	8,149,596	8,501,337
Savings-wholesale and institutional	399,265	394,357	564,481	623,000	755,272
Total savings	8,669,221	8,805,597	8,754,911	8,772,596	9,256,609
Time-customer	1,734,971	1,944,884	1,814,335	1,597,849	1,071,476
Time-wholesale	633,584	950,929	1,738,934	2,395,240	2,233,707
Total time	2,368,555	2,895,813	3,553,269	3,993,089	3,305,183
Total deposits	$15,302,166	$16,201,714	$17,100,993	$17,663,543	$17,681,346

Total customer deposits	$14,269,317	$14,856,428	$14,797,578	$14,645,303	$14,692,367
Total wholesale and institutional deposits	1,032,849	1,345,286	2,303,415	3,018,240	2,988,979
Total deposits	$15,302,166	$16,201,714	$17,100,993	$17,663,543	$17,681,346

(1) Refer to “Non-GAAP Measures” in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

(2) March 31, 2024 calculation is preliminary.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Allowance for Credit Losses-Loans
Balance, beginning of period	$122,566	$110,208	$111,198	$112,707	$109,483
Provision for credit losses	3,668	12,750	2,672	7,829	2,184
Charge-offs	(4,093)	(3,886)	(3,964)	(9,613)	(2,151)
Recoveries	1,793	3,494	302	275	3,191
Balance, end of period	$123,934	$122,566	$110,208	$111,198	$112,707

Allowance for Unfunded Commitments
Balance, beginning of period	$16,468	$17,480	$18,636	$21,086	$20,196
Provision for credit losses	(2,682)	(1,012)	(1,156)	(2,450)	890
Balance, end of period	$13,786	$16,468	$17,480	$18,636	$21,086

Allowance for lending related credit losses	$137,720	$139,034	$127,688	$129,834	$133,793

Provision for Credit Losses
Provision for credit losses-loans	$3,668	$12,750	$2,672	$7,829	$2,184
Provision (benefit) for credit losses-unfunded commitments	(2,682)	(1,012)	(1,156)	(2,450)	890
Total provision (benefit) for credit losses	$986	$11,738	$1,516	$5,379	$3,074

Asset Quality
Nonaccrual loans	$94,800	$95,426	$51,304	$61,956	$58,066
Loans past due ninety days or more	611	2,507	511	1,459	174
Other real estate owned	2,590	12,548	14,362	2,677	7,438
Other repossessed assets	—	—	1	5	24
Total nonperforming assets	$98,001	$110,481	$66,178	$66,097	$65,702

Nonperforming Assets Activity
Balance, beginning of period	$110,481	$66,178	$66,097	$65,702	$66,931
Net loan (charge-offs) recoveries	(2,300)	(392)	(3,662)	(9,338)	1,040
New nonperforming loans	5,470	61,193	19,295	19,805	4,626
Reduction of nonperforming loans(1)	(5,692)	(14,278)	(14,691)	(5,253)	(5,711)
OREO/Repossessed assets sales proceeds	(9,958)	(2,220)	(861)	(4,819)	(1,184)
Balance, end of period	$98,001	$110,481	$66,178	$66,097	$65,702

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.82%	0.81%	0.44%	0.54%	0.51%
Ratio of nonperforming assets to total assets	0.51	0.57	0.33	0.33	0.33
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.08	0.01	0.12	0.32	(0.04)
Allowance for loan credit losses as a percent of loans	1.06	1.02	0.93	0.95	0.98
Allowance for lending related credit losses as a percent of loans	1.18	1.15	1.08	1.11	1.16
Allowance for loan credit losses as a percent of nonperforming loans	129.89	125.15	212.70	175.35	193.52
Loans delinquent 30-89 days as a percent of total loans	0.31	0.09	0.12	0.12	0.10

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$4,665,196	$47,014	4.05%	$5,119,970	$54,573	4.23%	$6,096,888	$55,976	3.72%
Nontaxable(1)	778,632	7,383	3.81	759,464	7,681	4.01	922,676	7,630	3.35
Total securities	5,443,828	54,397	4.02	5,879,434	62,254	4.20	7,019,564	63,606	3.67
Interest on deposits with other banks and short-term investments	253,189	3,006	4.78	146,027	2,174	5.91	105,400	1,131	4.35
Federal funds sold	—	—	—	—	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,642,588	66,985	7.40	3,624,034	66,980	7.33	3,459,317	49,907	5.85
PPP loans	2,587	8	1.24	3,064	8	1.04	9,970	26	1.06
Owner occupied commercial real estate	2,609,773	35,517	5.47	2,436,234	31,714	5.16	2,289,002	26,769	4.74
Non-owner occupied commercial real estate	2,550,419	39,849	6.28	2,688,805	42,417	6.26	2,331,318	30,749	5.35
Real estate construction	1,061,843	20,849	7.90	1,035,010	20,200	7.74	1,099,026	18,131	6.69
Agricultural and agricultural real estate	878,621	13,756	6.30	844,353	13,069	6.14	835,648	11,353	5.51
Residential real estate	791,248	10,135	5.15	810,069	9,531	4.67	852,561	9,273	4.41
Consumer	484,851	9,201	7.63	496,703	9,597	7.67	501,236	8,242	6.67
Less: allowance for credit losses	(121,879)	—	—	(109,776)	—	—	(110,393)	—	—
Net loans	11,900,051	196,300	6.63	11,828,496	193,516	6.49	11,267,685	154,450	5.56
Total earning assets	17,597,068	253,703	5.80%	17,853,957	257,944	5.73%	18,392,649	219,187	4.83%
Nonearning Assets	1,699,570			1,813,868			1,725,356
Total Assets	$19,296,638			$19,667,825			$20,118,005
Interest-bearing Liabilities
Savings	$8,809,530	$54,667	2.50%	$8,782,197	$53,807	2.43%	$9,730,494	$37,893	1.58%
Time deposits	2,782,195	29,467	4.26	3,165,788	34,264	4.29	2,257,047	19,005	3.41
Borrowings	643,525	7,524	4.70	401,463	5,874	5.80	222,772	2,422	4.41
Term debt	372,495	5,849	6.32	372,232	5,804	6.19	371,921	5,446	5.94
Total interest-bearing liabilities	12,607,745	97,507	3.11%	12,721,680	99,749	3.11%	12,582,234	64,766	2.09%
Noninterest-bearing Liabilities
Noninterest-bearing deposits	4,450,677			4,761,409			5,518,326
Accrued interest and other liabilities	294,552			344,945			250,880
Total noninterest-bearing liabilities	4,745,229			5,106,354			5,769,206
Stockholders’ Equity	1,943,664			1,839,791			1,766,565
Total Liabilities and Equity	$19,296,638			$19,667,825			$20,118,005
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$156,196			$158,195			$154,421
Net interest spread(1)			2.69%			2.62%			2.74%
Net interest income, fully tax-equivalent (non-GAAP)(1)(3) to total earning assets			3.57%			3.52%			3.40%
Interest-bearing liabilities to earning assets	71.65%			71.25%			68.41%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to “Non-GAAP Measures” in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND FULL TIME EQUIVALENT EMPLOYEE DATA
	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Earnings available to common stockholders (GAAP)	$49,694	$(72,375)	$46,078	$47,404	$50,763
Plus core deposit intangibles amortization, net of tax(2)	1,131	1,229	1,240	1,309	1,364
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$50,825	$(71,146)	$47,318	$48,713	$52,127

Average common equity (GAAP)	$1,832,959	$1,729,086	$1,746,818	$1,727,013	$1,655,860
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit intangibles, net	17,641	19,193	20,821	22,481	24,238
Average tangible common equity (non-GAAP)	$1,239,313	$1,133,888	$1,149,992	$1,128,527	$1,055,617
Annualized return on average common equity (GAAP)	10.90%	(16.61)%	10.47%	11.01%	12.43%
Annualized return on average tangible common equity (non-GAAP)	16.49%	(24.89)%	16.32%	17.31%	20.03%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$154,215	$156,137	$145,756	$147,132	$152,212
Plus tax-equivalent adjustment(1)	1,981	2,058	2,152	2,136	2,209
Net interest income, fully tax-equivalent (non-GAAP)	$156,196	$158,195	$147,908	$149,268	$154,421

Average earning assets	$17,597,068	$17,853,957	$18,439,010	$18,523,552	$18,392,649

Annualized net interest margin (GAAP)	3.52%	3.47%	3.14%	3.19%	3.36%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.57	3.52	3.18	3.23	3.40
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.02	0.02	0.01	0.03	0.02

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,868,128	$1,822,412	$1,714,825	$1,748,285	$1,718,700
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	16,923	18,415	20,026	21,651	23,366
Tangible common equity (non-GAAP)	$1,275,200	$1,227,992	$1,118,794	$1,150,629	$1,119,329

Common shares outstanding, net of treasury stock	42,783,670	42,688,008	42,656,303	42,644,544	42,558,726
Common equity (book value) per share (GAAP)	$43.66	$42.69	$40.20	$41.00	$40.38
Tangible book value per common share (non-GAAP)	$29.81	$28.77	$26.23	$26.98	$26.30

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,275,200	$1,227,992	$1,118,794	$1,150,629	$1,119,329

Total assets (GAAP)	$19,132,827	$19,411,707	$20,129,793	$20,224,716	$20,182,544
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit intangibles, net	16,923	18,415	20,026	21,651	23,366
Total tangible assets (non-GAAP)	$18,539,899	$18,817,287	$19,533,762	$19,627,060	$19,583,173
Tangible common equity ratio (non-GAAP)	6.88%	6.53%	5.73%	5.86%	5.72%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Reconciliation of Adjusted Efficiency Ratio, fully tax-equivalent (non-GAAP)
Net interest income (GAAP)	$154,215	$156,137	$145,756	$147,132	$152,212
Tax-equivalent adjustment(1)	1,981	2,058	2,152	2,136	2,209
Fully tax-equivalent net interest income	156,196	158,195	147,908	149,268	154,421
Noninterest income	27,663	(111,801)	28,383	32,493	29,999
Securities (gains)/losses, net	(58)	140,007	114	314	1,104
Unrealized (gain) loss on equity securities, net	(95)	(75)	(13)	41	(193)
Valuation adjustment on servicing rights	—	—	—	—	—
Adjusted revenue (non-GAAP)	$183,706	$186,326	$176,392	$182,116	$185,331

Total noninterest expenses (GAAP)	$113,595	$130,285	$111,053	$109,446	$111,043
Less:
Core deposit intangibles amortization	1,492	1,611	1,625	1,715	1,788
Partnership investment in tax credit projects	494	3,573	1,136	154	538
(Gain) loss on sales/valuation of assets, net	214	2,072	108	(3,372)	1,115
Acquisition, integration and restructuring costs	1,375	4,365	2,429	1,892	1,673
FDIC special assessment	2,049	8,145	—	—	—
Core expenses (non-GAAP)	$107,971	$110,519	$105,755	$109,057	$105,929

Efficiency ratio (GAAP)	62.46%	293.86%	63.77%	60.93%	60.94%
Adjusted efficiency ratio, fully tax-equivalent (non-GAAP)	58.77%	59.31%	59.95%	59.88%	57.16%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$113,595	$130,285	$111,053	$109,446	$111,043
Core expenses (non-GAAP)	107,971	110,519	105,755	109,057	105,929

Average assets	$19,296,638	$19,667,825	$20,207,920	$20,221,511	$20,118,005
Total noninterest expenses to average assets (GAAP)	2.37%	2.63%	2.18%	2.17%	2.24%
Core expenses to average assets (non-GAAP)	2.25%	2.23%	2.08%	2.16%	2.14%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$168	$1,425	$94	$93	$74
Occupancy	—	1,092	—	—	—
Furniture and equipment	—	19	—	—	—
Professional fees	931	793	1,617	1,068	934
Advertising	—	28	178	222	122
Other noninterest expenses	276	1,008	540	509	543
Total acquisition, integration and restructuring costs	$1,375	$4,365	$2,429	$1,892	$1,673

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Reconciliation of Adjusted Earnings
Net income/(loss)	$51,707	$(70,363)	$48,091	$49,416	$52,776
(Gain) loss from sale of securities	(58)	140,007	114	314	1,104
(Gain) loss on sales/valuation of assets, net	214	2,072	108	(3,372)	1,115
Acquisition, integration and restructuring costs	1,375	4,365	2,429	1,892	1,673
FDIC special assessment	2,049	8,145	—	—	—
Total adjustments	3,580	154,589	2,651	(1,166)	3,892
Tax effect of adjustments(2)	(866)	(36,638)	(628)	276	(922)
Adjusted earnings	$54,421	$47,588	$50,114	$48,526	$55,746

Preferred dividends	(2,013)	(2,012)	(2,013)	(2,012)	(2,013)
Adjusted earnings available to common stockholders	$52,408	$45,576	$48,101	$46,514	$53,733

Plus core deposit intangibles amortization, net of tax(2)	1,131	1,229	1,240	1,309	1,364
Earnings available to common stockholders excluding intangible amortization (non-GAAP)	$53,539	$46,805	$49,341	$47,823	$55,097

Reconciliation of Adjusted Annualized Return on Average Assets
Average assets	$19,296,638	$19,667,825	$20,207,920	$20,221,511	$20,118,005
Adjusted annualized return on average assets (non-GAAP)	1.13%	0.96%	0.98%	0.96%	1.12%

Reconciliation of Adjusted Annualized Return on Average Common Equity
Average common stockholders’ equity (GAAP)	$1,832,959	$1,729,086	$1,746,818	$1,727,013	$1,655,860
Adjusted annualized average common equity (non-GAAP)	11.50%	10.46%	10.92%	10.80%	13.16%

Reconciliation of Adjusted Annualized Return on Average Tangible Common Equity
Average tangible common equity (non-GAAP)	$1,239,313	$1,133,888	$1,149,992	$1,128,527	$1,055,617
Adjusted annualized average tangible common equity (non-GAAP)	17.38%	16.38%	17.02%	17.00%	21.17%

Reconciliation of Adjusted Diluted Earnings Per Common Share
Weighted average shares outstanding-diluted	42,915,768	42,838,405	42,812,563	42,757,603	42,742,878
Adjusted diluted earnings per common share	$1.22	$1.06	$1.12	$1.09	$1.26

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Tax effect is calculated based on the respective periods’ year-to-date effective tax rate excluding the impact of discrete items.